As filed with the Securities and Exchange Commission on November 26, 2008.
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REED ELSEVIER PLC	REED ELSEVIER CAPITAL INC.	REED ELSEVIER NV
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
England	Delaware	The Netherlands
(Jurisdiction of Incorporation) Not Applicable (I.R.S. Employer Identification No.)	(Jurisdiction of Incorporation) 51-8365797 (I.R.S. Employer Identification No.)	(Jurisdiction of Incorporation) Not Applicable (I.R.S. Employer Identification No.)
1-3 Strand London WC2N 5JR England (44) 20 7166 5681 (Address and telephone number of Registrant’s principal executive offices)	1105 Market Street Wilmington, Delaware, 19801 302 427 9299 (Address and telephone number of Registrant’s principal executive offices)	Radarweg 29 1043 NX Amsterdam The Netherlands (31) 20 485 2906 (Address and telephone number of Registrant’s principal executive offices)

Henry Z. Horbaczewski
Reed Elsevier Inc.
125 Park Avenue
23rd Floor
New York, NY 10017
(212) 309-5498
(Name, address and telephone number of agent for service)
Please send copies of all communications to:

D. Rhett Brandon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEES

			Proposed Maximum
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Securities to be Registered	Registered	Offering Price per Unit	Price	Registration Fee
Debt Securities	(1)	(1)	(1)	(1)(2)
Guarantees of Debt Securities(3)

(1)	An indeterminate aggregate offering price or amount of debt securities is being registered and may from time to time be offered at indeterminate prices.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $2,760,000,000 aggregate principal amount of debt securities (the “Previously Registered Securities”) that were registered under registration statement no. 333-13188 initially filed on February 21, 2001, as amended, and have not yet been issued and sold are included in this registration statement. A filing fee of $690,000 was paid with respect to such Previously Registered Securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all other registration fees.

(3)	Pursuant to rule 457(n), no separate fee for the Guarantees is payable.

This Registration Statement includes $2,760,000,000 aggregate principal amount of debt Securities that were previously Registered pursuant to Registration Statement No. 333-13188 initially filed by the Registrant on February 21, 2001, as amended, and that remain unsold. Pursuant to Rule 415(a)(6), $690,000 of filing fees previously paid in connection with these unsold securities will continue to be applied to such unsold securities.

PROSPECTUS

Reed Elsevier Capital Inc.
Debt Securities
Fully and Unconditionally Guaranteed Jointly and Severally by

Reed Elsevier PLC	Reed Elsevier NV

The Issuer:

•	Reed Elsevier Capital Inc.

The Guarantors:

•	Reed Elsevier PLC

•	Reed Elsevier NV

The Debt Securities and the Offering:

•	This prospectus may be used to offer and sell, in one or more offerings at various times, an indeterminate amount of debt securities of Reed Elsevier Capital Inc.

•	The debt securities may be offered as separate series, in amounts, prices and on terms to be determined at the time of the sale. When Reed Elsevier Capital Inc. offers debt securities it will provide you with a prospectus supplement describing the terms of the specific issue of debt securities.

•	Reed Elsevier Capital Inc. may sell debt securities to or through one or more underwriters for public offering and sale by them or may sell debt securities to investors directly or through agents.

•	You should read this prospectus and any prospectus supplement carefully before you invest.

The Guarantees:

•	The payment of principal, premium, if any, interest and additional amounts, if any, on the debt securities will be fully and unconditionally guaranteed jointly and severally by Reed Elsevier PLC and Reed Elsevier NV.

You should read this prospectus, including the section entitled “Risk Factors” on page 2, and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 26, 2008

Page

Risk Factors	2
About this Prospectus	2
Enforceability of Civil Liabilities	2
Where You Can Find More Information	3
Incorporation of Certain Documents by Reference	3
Reed Elsevier	5
Ratio of Earnings to Fixed Charges	6
Use of Proceeds	7
Description of the Debt Securities and Guarantees	7
Taxation	26
Plan of Distribution	36
Legal Matters	37
Experts	37
EXHIBIT 4.5
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 23.4
EXHIBIT 23.5
EXHIBIT 23.6
EXHIBIT 25.1

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. You are urged to read and consider the risk factors described in any applicable prospectus supplement, as well as those described in our most recent joint annual report on Form 20-F (“Part I, Item 3: Key Information — Risk Factors”), which are incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell an indeterminate amount of any combination of the debt securities described in this prospectus in one or more offerings.

We provide information to you about the debt securities in the following two documents:

•	this prospectus, which contains general information, some of which may not apply to your debt securities; and

•	the accompanying prospectus supplement, which describes the terms of your debt securities and may also add, update or change information contained in this prospectus.

If the terms of your debt securities vary between the accompanying prospectus supplement and this prospectus, you should rely on the different information in the prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” to learn more about us and the debt securities we are offering.

In this prospectus:

•	“Reed Elsevier Capital” refers to Reed Elsevier Capital Inc.; and

•	“guarantors” refers to Reed Elsevier PLC and Reed Elsevier NV.

Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal and national identities. Reed Elsevier is not a legal entity but a collective reference to the separate legal entities of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc and Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures. The businesses of all of the entities comprising Reed Elsevier are collectively referred to in this prospectus as “Reed Elsevier”, and the financial statements of the combined businesses are referred to as the “combined financial statements”. In this prospectus, references to “we”, “our”, or “us” are to all of the entities comprising Reed Elsevier.

In this prospectus, references to US dollars, $ and ¢ are to US currency; references to sterling, £, pence or p are to UK currency; references to euro and € are to the currency of the European Economic and Monetary Union.

ENFORCEABILITY OF CIVIL LIABILITIES

Reed Elsevier PLC is a public limited company incorporated in England and Reed Elsevier NV is a public limited company incorporated under the laws of The Netherlands. Some of the directors and executive officers of Reed Elsevier Capital and the guarantors are non-residents of the United States, and all or a substantial portion of the assets of the guarantors and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the guarantors or these non-resident persons or to enforce against any of them in

U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Reed Elsevier PLC has been advised by counsel that there is doubt as to the enforceability in England in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated upon the federal securities laws of the United States.

Reed Elsevier NV has been advised by counsel that in the absence of an applicable convention between the United States and The Netherlands, a judgment rendered by a U.S. court, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States, will not be enforced by the courts of The Netherlands. In order to obtain a judgment which is enforceable in The Netherlands, the claim must be relitigated before a competent Netherlands court. A judgment rendered by a U.S. court will, under current practice, be confirmed by a Netherlands court if it finds that:

•	the judgment results from proceedings compatible with Netherlands concepts of due process;

•	the judgment is final and conclusive; and

•	the judgment does not contravene the public policy of The Netherlands.

If the judgment is confirmed by a Netherlands court, that court will generally grant the same claim without re-litigation on the merits, provided that the court may mitigate the amount of damages awarded by a U.S. court. Each of Reed Elsevier PLC and Reed Elsevier NV has consented to service of process in the Borough of Manhattan, the City of New York, for claims based upon the indenture (as described below under the heading “Description of the Debt Securities and Guarantees”), the debt securities and the guarantees.

WHERE YOU CAN FIND MORE INFORMATION

Reed Elsevier PLC and Reed Elsevier NV are subject to the informational requirements of the Exchange Act and therefore file reports and other information with the SEC. You may obtain a copy of any filing Reed Elsevier PLC and Reed Elsevier NV have made with the SEC directly from the SEC. You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain more information about the SEC’s public reference rooms and their copy charges by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a Website maintained by SEC. The address of this site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information contained in those documents already filed with the SEC. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•	information that we file in the future with the SEC that we incorporate by reference in this prospectus will automatically update and supersede this prospectus.

We incorporate by reference the documents listed below filed with the SEC under the Exchange Act:

•	our joint annual report on Form 20-F for the fiscal year ended December 31, 2007, filed on March 20, 2008; and

•	our joint report on Form 6-K, dated November 26, 2008.

We also incorporate by reference each of the following documents that will be filed with the SEC after the date of this prospectus but before the time that all of the debt securities covered by this prospectus have been sold:

•	any joint annual report on Form 20-F filed by us pursuant to the Exchange Act; and

•	those portions of any joint report on Form 6-K filed by us pursuant to the Exchange Act that indicate on the cover page those portions that will be incorporated by reference in this prospectus.

You may request a copy of any filings referred to above (excluding exhibits unless those exhibits are specifically incorporated into the information that this prospectus incorporates), at no cost, by contacting us at the following address:

Reed Elsevier Capital Inc.
1105 North Market Street
Suite 501
Wilmington, DE 19801
(302) 427-9299

REED ELSEVIER

We are one of the world’s leading publishers and information providers. Our activities include science and medical and legal publishing and the organization of trade exhibitions. Our principal operations are in North America and Europe.

Reed Elsevier came into existence in January 1993 when Reed Elsevier PLC and Reed Elsevier NV contributed their businesses to two jointly owned companies, Reed Elsevier Group plc, a UK registered company which owns the publishing and information businesses, and Elsevier Reed Finance BV, a Dutch registered company which owns the financing activities. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal and national identities and are publicly held companies. Reed Elsevier PLC’s securities are listed in London and New York, and Reed Elsevier NV’s securities are listed in Amsterdam and New York. Reed Elsevier Capital is incorporated in the state of Delaware and is a wholly-owned indirect subsidiary of Reed Elsevier Group plc, which is jointly owned by Reed Elsevier PLC and Reed Elsevier NV.

Reed Elsevier PLC and Reed Elsevier NV each hold a 50% interest in Reed Elsevier Group plc. Reed Elsevier PLC holds a 39% interest in Elsevier Reed Finance BV, with Reed Elsevier NV holding a 61% interest. Reed Elsevier PLC additionally holds a 5.8% indirect equity interest in Reed Elsevier NV, reflecting the arrangements entered into between the two companies at the time of the merger, which determined the equalisation ratio whereby one Reed Elsevier NV ordinary share is, in broad terms, intended to confer equivalent economic interests to 1.538 Reed Elsevier PLC ordinary shares. The equalisation ratio is subject to change to reflect share splits and similar events that affect the number of outstanding ordinary shares of either Reed Elsevier PLC or Reed Elsevier NV.

Under the equalisation arrangements, Reed Elsevier PLC shareholders have a 52.9% economic interest in Reed Elsevier, and Reed Elsevier NV shareholders (other than Reed Elsevier PLC) have a 47.1% economic interest in Reed Elsevier. Holders of ordinary shares in Reed Elsevier PLC and Reed Elsevier NV enjoy substantially equivalent dividend and capital rights with respect to their ordinary shares.

The boards of both Reed Elsevier PLC and Reed Elsevier NV have agreed, except in exceptional circumstances, to recommend equivalent gross dividends (including, with respect to the dividend on Reed Elsevier PLC ordinary shares, the associated UK tax credit), based on the equalisation ratio. A Reed Elsevier PLC ordinary share pays dividends in sterling and is subject to UK tax law with respect to dividend and capital rights. A Reed Elsevier NV ordinary share pays dividends in euros and is subject to Dutch tax law with respect to dividend and capital rights.

The principal assets of Reed Elsevier PLC comprise its 50% interest in Reed Elsevier Group plc, its 39% interest in Elsevier Reed Finance BV, its indirect equity interest in Reed Elsevier NV and certain amounts receivable from subsidiaries of Reed Elsevier Group plc. The principal assets of Reed Elsevier NV comprise its 50% interest in Reed Elsevier Group plc, its 61% interest in Elsevier Reed Finance BV and certain amounts receivable from subsidiaries of Reed Elsevier Group plc and Elsevier Reed Finance BV. Reed Elsevier NV also owns shares, carrying special dividend rights, in certain of the Dutch subsidiaries of Reed Elsevier Group plc. These shares enable Reed Elsevier NV to receive dividends from companies within its tax jurisdiction, thereby mitigating Reed Elsevier’s potential tax costs.

The principal executive offices of Reed Elsevier PLC are located at 1-3 Strand, London WC2N 5JR, England. Tel: +44 20 7930 7077. The principal executive offices of Reed Elsevier NV are located at Radarweg 29, 1043 NX Amsterdam, the Netherlands. Tel: +31 20 485 2434. The principal executive office located in the US is at 125 Park Avenue, 23rd Floor, New York, New York, 10017. Tel +1 212 309 5498. Our internet address is www.reedelsevier.com. The information on our website is not incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES(1)
(unaudited)

The following table sets forth the ratio of earnings to fixed charges of Reed Elsevier for the periods indicated. You should read this table together with “Operating and Financial Review and Prospects — Operating Results — Reed Elsevier” and the combined financial statements of Reed Elsevier our joint report on Form 6-K dated November 26, 2008 incorporated by reference in this prospectus supplement.

	Six Months
	Ended
	June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004

Reed Elsevier (continuing operations)
In accordance with IFRS(2)	4.5	4.2	4.4	4.0	4.0	3.8

(1)	For the purpose of computing these ratios of earnings to fixed charges, the term “earnings” means operating profit before tax from continuing operations before adjustment for minority interests, plus fixed charges, and the term “fixed charges” means interest on all indebtedness, including capital leases and amortization of debt expense, plus the estimated interest element of rental expense, plus preference dividends.

(2)	As permitted, following the transition to International Financial Reporting Standards (“IFRS”) on January 1, 2004, only four years of information are presented.

USE OF PROCEEDS

The net proceeds from the sale of the debt securities will be used for general corporate purposes, which may include acquisitions and repayment of indebtedness, or as otherwise described in any supplement to this prospectus.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities.

The debt securities and the guarantees will be issued under an indenture, dated as of May 9, 1995, among Reed Elsevier Capital, Reed Elsevier PLC and Reed Elsevier NV and JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, N.A., as trustee, as supplemented to date. A copy of the indenture and any supplemental indentures are filed as exhibits to the registration statement of which this prospectus is a part.

The following are summaries of the material provisions of the debt securities, the guarantees and the indenture.

General

The indenture does not limit the amount of the debt securities that can be issued and provides that debt securities may be issued from time to time in one or more series. Any debt securities issued under the indenture are collectively referred to in this prospectus as debt securities. The particular terms of each series of debt securities offered by a prospectus supplement will be described in the prospectus supplement relating to that series.

Each debt security and all the related obligations of Reed Elsevier Capital will constitute direct, unconditional, unsubordinated and unsecured obligations of Reed Elsevier Capital, without any preference among themselves. The debt securities will rank at least equally with all other unsecured and unsubordinated obligations of Reed Elsevier Capital.

Please refer to the appropriate prospectus supplement for information relating to the following:

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the percentage or percentages of principal amount at which the debt securities of the series will be issued;

•	the original issue date or dates or periods during which the debt securities may be issued and the date or dates (or manner of determining that date or dates), on which, or the range of dates within which, the principal of (and premium, if any, on) the debt securities of the series is payable and the record dates, if any, for the determination of holders of debt securities of the series to whom principal (and premium, if any) is payable;

•	the rate or rates (or the manner of calculating that rate or rates, including any provisions for the increase or decrease of that rate or rates upon the occurrence of specific events) at which the debt securities of the series will bear interest, if any, or the discount, if any, at which any discounted securities may be issued, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable (or manner of determining those dates) and the regular record date for the interest payable on any debt securities on any interest payment date;

•	the place or places where the principal of (and premium, if any, on) and interest, if any, on debt securities of the series will be payable and the place or places where any debt securities of the series may be surrendered for registration of transfer, any debt securities of the series may be surrendered for exchange, and notices and demands to or upon Reed Elsevier Capital or either guarantor, in respect of the debt securities of the series, may be served;

•	the period or periods within which or manner of determining them, the price or prices at which or manner of determining them, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Reed Elsevier Capital or otherwise;

•	the obligation (which may be fixed or contingent upon events), if any, of Reed Elsevier Capital to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder, and the period or periods within which or manner of determining them, the price or prices at which or manner of determining them, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

•	the currency, currencies or currency units in which the debt securities will be denominated or in which payment of the principal of and premium and interest on any of the debt securities will be issued if other than US dollars and the particular provisions applicable thereto, in accordance with, in addition to or in lieu of the provisions in the indenture;

•	the denominations in which any debt securities of the series will be issuable, if other than the denomination of $1,000 and any integral multiples thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities of the series which will be payable upon a declaration of acceleration of their stated maturity;

•	any additional events of default (as defined below under “— Events of Default”), or any additional covenants or agreements of Reed Elsevier Capital or either guarantor, with respect to the debt securities of the series, whether or not those events of default or covenants or agreements are consistent with the terms of the indenture;

•	if a person other than The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. is to act as trustee for the debt securities of the series, and the name and location of the corporate trust office of that trustee;

•	if a person other than The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A. is to act as principal paying agent for the debt securities of the series and the name and location of the principal office of that principal paying agent and, if other than that principal paying agent, the identity of the registrar for the debt securities of the series;

•	if other than the terms of the indenture described below under “— Satisfaction and Discharge,” provisions for the satisfaction and discharge of the indenture with respect to the debt securities of the series;

•	the date as of which any global security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•	if applicable, the fact that the terms of the indenture described under “— Payment of Additional Amounts” and “— Redemption — Optional Redemption for Tax Reasons” below will not apply with respect to the debt securities of the series;

•	whether the debt securities of the series will be issued in whole or in part in the form of a global security or securities and, in that case, the depositary for that global security or securities;

•	whether any legends will be stamped or imprinted on all or a portion of the debt securities of the series, and the terms and conditions upon which any of those legends may be removed;

•	the form of the debt securities of the series (including the terms and conditions of that series of debt securities);

•	if other than US dollars, provisions, if any, for the debt securities of the series to be denominated, and payments thereon to be made, in foreign currencies and specifying the manner and place of payment thereon and, if other than as provided in the indenture, the manner of determining the equivalent thereof in US dollars;

•	if other than coin or currency in which the debt securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the debt securities of the series shall be payable, and the time and manner of determining the exchange rate between the currency or currency unit in which the debt securities are denominated or stated to be payable and the currency or currency unit in which the debt securities are to be so payable;

•	the designation of the currency determination agent, if any; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture). (Section 301).

All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional debt securities of that series. (Section 301).

Some of the debt securities may be issued as discounted securities (providing that upon their redemption or acceleration of their stated maturity an amount less than their stated principal amount will become due and payable) to be sold at a substantial discount below their stated principal amount. Any U.S. federal income tax consequences, U.K. tax consequences, Netherlands tax consequences and other special considerations applicable to any discounted securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indenture and the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction, if any, involving Reed Elsevier Capital or either guarantor which might adversely affect the holders of the debt securities.

Denominations, Registration and Transfer

The debt securities of a series will only be issuable as registered securities. Debt securities of a series may be issuable in the form of one or more global securities, as described under “— Global Debt Securities” below. (Section 201). Unless otherwise provided in the prospectus supplement with respect to the debt securities of a series, debt securities will be issued only in denominations or integral multiples of $1,000. (Section 302).

Registered securities of any series will be exchangeable for other registered securities of any authorized denomination of a like series and of a like aggregate principal amount with like terms and conditions. (Section 305). Registered securities (other than a global security) may be presented for registration of transfer (with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent designated by Reed Elsevier Capital for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305). That transfer or exchange will be effected after the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305). Reed Elsevier Capital has initially appointed the principal paying agent as the registrar under the indenture. (Section 305). If a prospectus supplement refers to any transfer agents (in addition to the registrar) initially designated by Reed Elsevier Capital with respect to any series of debt securities, Reed Elsevier Capital may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that Reed Elsevier Capital will be required to maintain a transfer agent in each place of payment for each series. Reed Elsevier Capital may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption of the debt securities of a series in part, Reed Elsevier Capital will not be required to:

•	issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any debt security selected for redemption as a whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305).

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to that series. Unless and until a global security is exchanged in whole or in part for debt securities in definitive registered form, a global security representing all or a portion of the debt securities of a series may not be transferred except as a whole by the depositary for that series to its nominee or vice versa or by a nominee to another nominee of that depositary or in either case to a successor of that depositary or a nominee of that successor. (Section 305).

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series. Reed Elsevier Capital anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary or its nominee will credit the accounts of persons held with it with the respective principal amounts of the debt securities represented by that global security. Those accounts will be designated by the underwriters or agents with respect to those debt securities or by Reed Elsevier Capital if those debt securities are offered and sold directly by Reed Elsevier Capital. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those limits and those laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary, or its nominee, is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in global securities will not be entitled to have debt securities of the series registered in their names, will not receive or be entitled to receive physical delivery of securities of that series in definitive form and will not be considered the owners or holders of those global securities under the indenture.

Any payments of principal, premium, interest and additional amounts, if any, on debt securities registered in the name of a depositary or its nominee will be made to it as the registered owner of the global security representing those debt securities. (Section 307). None of Reed Elsevier Capital, the guarantors, the trustee, any principal paying agent or the registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security for those debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 308).

Reed Elsevier Capital and the guarantors expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest on a debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of that series as shown on the records of that depositary or its nominee. (Section 307). Reed

Elsevier Capital and the guarantors also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial interests in global securities are exchangeable for debt securities in definitive registered form in denominations and integral multiples of $1,000 if:

•	the depositary notifies Reed Elsevier Capital that it is unwilling or unable to continue as the holder of the global securities or ceases to be a clearing agency registered under the Exchange Act or announces an intention permanently to cease business or in fact does cease business and a successor to the depositary registered as a clearing agency under the Exchange Act is not appointed by Reed Elsevier Capital within 90 days of this notification or announcement;

•	Reed Elsevier Capital in its discretion at any time determines that global securities should be exchanged (in whole, but not in part) for definitive securities; or

•	there occurs an event of default as described below under “— Events of Default.”

Any debt security that is exchangeable in the circumstances described above is exchangeable for definitive debt securities issuable in authorized denominations and registered in those names as the depositary will direct. (Section 305).

Guarantees

The guarantors have agreed unconditionally and irrevocably to jointly and severally guarantee the due and punctual payment of the principal of, premium (if any), interest and all other amounts in respect of the debt securities as and when they will become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the debt securities and the indenture, and the punctual performance of all other obligations of Reed Elsevier Capital under the debt securities and the indenture. (Section 1301). The guarantees will be direct, unconditional, unsubordinated and (subject to the provisions of the guarantees and the indenture) unsecured, joint and several obligations of each of the guarantors, without preference among themselves, and will rank at least equally with all other unsecured and unsubordinated obligations of the guarantors, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights. (Section 1301).

The guarantees will provide that they may be enforced against either of the guarantors, in the event of a default in payment with respect to the debt securities issued by Reed Elsevier Capital, without making prior demand upon or seeking to enforce remedies against Reed Elsevier Capital, the other guarantor or other persons. The guarantees of the guarantors will be endorsed on each of the debt securities issued by Reed Elsevier Capital.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the debt securities or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The indenture provides that if withholding or deduction is required by law, then Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will pay to the holder of any debt security additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any debt security to be then due and payable; provided, however, that Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for:

•	the existence of any present or former connection between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that debt security or any amount payable on that debt security is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•	the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that debt security for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply with a request of Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge imposed on interest received by:

•	a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of Reed Elsevier Capital; or

•	a controlled foreign corporation related to Reed Elsevier Capital within the meaning of Section 864(d)(4) of the Code;

•	any tax, assessment or other governmental charge that is imposed on a payment to an individual resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non-member state) implementing or complying with, or introduced to conform to, any such directive;

•	any debt security that is presented for payment by or on behalf of an individual resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

•	any combination of the seven above items,

nor will additional amounts be paid with respect to:

•	any tax, assessment or governmental charge that is payable other than by deduction or withholding from payments on the debt securities; or

•	any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that debt security to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that debt security. (Section 1008).

Redemption

General.  The debt securities of a series may provide for mandatory redemption by Reed Elsevier Capital or the guarantors or redemption at the election of Reed Elsevier Capital or the guarantors.

In the case of any redemption of any series of debt securities prior to the expiration of any restriction on such redemption provided in the terms of such debt securities or the indenture, Reed Elsevier Capital will furnish to the trustee of debt securities for such series an officers’ certificate evidencing compliance with such restriction. (Section 1102) Prior to the giving of any notice of any tax redemption of any series of debt securities, Reed Elsevier Capital will deliver to the trustee a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction who is reasonably acceptable to the trustee, Reed Elsevier Capital and the guarantors stating that Reed Elsevier Capital is entitled to effect the redemption, together with an officers’ certificate of Reed Elsevier Capital and each of the guarantors setting forth a statement of facts showing that the conditions precedent, if any, to the right to redeem have occurred. (Section 1108).

Unless otherwise provided in the applicable prospectus supplement, notice of a redemption will be given not less than 30 nor more than 60 days (or, in the case of partial redemptions, 45 days) prior to the date fixed for redemption, if any, in accordance with the provisions described under “— Notices” below and pursuant to the terms of the indenture. (Section 1104). Notice having been given, those debt securities will become due and payable on the redemption date and will be paid at the applicable redemption price at the place or places of payment and in the manner specified in those debt securities. (Section 1106).

Following the redemption date, if moneys for the redemption of the debt securities called for redemption have been made available, as provided in those debt securities, on the redemption date, those debt securities will cease bearing interest, and the only right of the holders of those debt securities will be to receive payment of the applicable redemption price specified in those debt securities. (Sections 1105 and 1106).

In the event of a partial redemption of debt securities of a series of like terms and conditions, the debt securities to be redeemed will be selected by the trustee pursuant to the provisions of the indenture. (Section 1103).

Reference is made to the applicable prospectus supplement relating to each series of debt securities which are discounted securities for the particular provisions relating to redemption of those discounted securities.

Optional Redemption for Tax Reasons.  All of the debt securities of any series may be redeemed, at the option of Reed Elsevier Capital, at 100% of the principal amount (or, in the case of discounted securities, that lesser amount as may be provided for) and premium, if any, together with accrued but unpaid interest, if any, to the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to those debt securities or another date as may be specified in the applicable prospectus supplement, Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the debt securities, be obligated, in making that payment, to pay additional amounts, as described under the heading “Payment of Additional Amounts” in this prospectus and that obligation cannot be avoided by Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, as the case may be, taking reasonable measures available to them. (Section 1108).

All of the debt securities constituting any series may also be redeemed, at the option of Reed Elsevier Capital at the Special Redemption Price (as defined below), if, as a result of any change in, or amendment to, the U.S. Internal Revenue Code of 1986, as amended, or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to those debt securities or another date as may be specified in the applicable prospectus supplement, the deductibility or timing of interest payments on the debt securities would be affected in any manner which is then adverse to Reed Elsevier Capital and that effect cannot be avoided by Reed Elsevier Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them. (Section 1108).

The “Special Redemption Price” will equal the principal amount of the debt security to be redeemed (or, in the case of discounted securities, that lesser amount as may be provided for with respect to those debt securities), plus accrued and unpaid interest to, but not including, the redemption date, plus the Redemption Premium.

The “Redemption Premium” at any time with respect to any debt security equals the amount (but not less than zero) obtained by subtracting:

•	the aggregate amount of the principal being redeemed on that redemption date with respect to that debt security (or, in the case of discounted securities, that lesser amount as may be provided for with respect to those debt securities) from:

•	the sum of the Present Values on the redemption date of:

•	the aggregate amount of principal being redeemed (assuming principal was paid at stated maturity); and

•	each amount of interest (other than accumulated interest payable on the next interest payment date) which would have been payable on the amount of that principal being redeemed (assuming principal was paid at stated maturity and interest payments pursuant to the terms of the debt securities were paid when due). (Section 1108).

“Present Value,” for any amount of principal or interest, will be computed on a semiannual basis at a discount rate equal to the Treasury Yield. The “Treasury Yield” will be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519), Selected Interest Rates, or any successor publication (“H.15 (519)”) which has become available prior to the redemption date (or, if H.15 (519) is no longer published, any publicly available source of similar market data), and will be the most recent yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to, in the case of principal, the time (the “time to maturity”) between the redemption date and the date that the principal payment would otherwise have become due, and in the case of interest which would have been payable on the amount of that principal being redeemed, the then remaining weighted average life to maturity of those interest payments. (Section 1108). If the time to maturity or the weighted average life to maturity of those interest payments (so computed), as the case may be, is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury Yield will be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of U.S. Treasury securities for which those yields are given, except that if the weighted average life to maturity (so computed) is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. (Section 1108).

Repurchase

Subject to applicable law (including U.S. federal securities law), Reed Elsevier Capital, either guarantor or any subsidiary of either guarantor (as defined below under “— Covenants of Reed Elsevier Capital and the Guarantors”) may at any time repurchase debt securities of any series in any manner and at any price. Debt securities of a series repurchased by Reed Elsevier Capital, either guarantor or any subsidiary of either guarantor may be held, resold or surrendered by that purchaser through Reed Elsevier Capital, to the trustee or any paying agent appointed by Reed Elsevier Capital with respect to those debt securities for cancellation.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, on debt securities (other than a global security) will be made at the office of that paying agent or paying agents as Reed Elsevier Capital or the guarantors may designate from time to time, except that, at the option of Reed Elsevier Capital, payment of any interest may be made:

•	by check mailed or delivered to the address of the person entitled to that interest at the address that appears in the register for debt securities of any series; or

•	by wire transfer to an account maintained with a bank located in the United States by the person entitled to that interest as specified in that securities register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment; provided, however, that interest, if any, payable at maturity will be payable to the person to whom the principal is payable.

Unless otherwise indicated in an applicable prospectus supplement, JPMorgan Chase Bank, N.A. will act as the paying agent for each series of debt securities.

Unless otherwise indicated in an applicable prospectus supplement, the principal office of the paying agent in The City of New York will be designated as the sole paying agency of Reed Elsevier Capital and the guarantors for payments with respect to debt securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by Reed Elsevier Capital or either guarantor, as the case may be, for the debt securities of a series will be named in the related prospectus supplement. Reed Elsevier Capital or either guarantor may at any time appoint additional paying agents, rescind the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that Reed Elsevier Capital and each guarantor will be required to maintain a paying agent in each place of payment for a series.

All moneys paid by Reed Elsevier Capital or either guarantor to the trustee or any paying agent for the debt securities of any series, or then held by Reed Elsevier Capital or either guarantor, in trust for the payment of principal of (and premium, if any, on) and interest, if any, on any debt security or in respect of any other additional payments which remain unclaimed at the end of two years after that principal (and premium, if any), and interest, if any, or additional payments will have become due and payable will (subject to applicable laws) be repaid to Reed Elsevier Capital or either guarantor, as the case may be, on issuer request or guarantor request or (if then held by Reed Elsevier Capital or either guarantor) will be discharged from that trust; and the holder of that debt security will thereafter, as an unsecured general creditor, look only to Reed Elsevier Capital (or to each guarantor pursuant to its guarantees) for payment. (Section 1003).

Events of Default

An “event of default” with respect to each series of debt securities means any one of the following events:

•	Reed Elsevier Capital defaults in payment or prepayment of all or any part of the principal of any debt security or any prepayment charge or interest (which default, in the case of interest only, has continued for a period of 30 days or more) on the debt securities when they have become due and payable, whether at stated maturity, by acceleration, by notice of redemption or otherwise;

•	except as provided in the preceding paragraph, Reed Elsevier Capital or either guarantor fails to perform or observe any of its obligations under the indenture or the guarantees, as the case may be, (other than an obligation included in the indenture solely for the benefit of any series of debt securities other than that series) or the debt securities of that series and that failure continues for a period of more than 60 days after the date on which there has been given, by registered or certified mail, to Reed Elsevier Capital and each guarantor by the trustee or to Reed Elsevier Capital, each guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series a written notice specifying the default or breach and requiring it to be remedied;

•	the maturity of any Indebtedness (as defined below) of Reed Elsevier Capital or either guarantor in an aggregate principal amount of at least US$20,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least US$20,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to Reed Elsevier Capital in any case described in this paragraph, the obligations of Reed Elsevier Capital under that series of debt securities have not been assumed during the 90-day period following that acceleration or non-payment by another Component Company (as defined below) wholly owned by the guarantors;

•	Reed Elsevier Capital has:

•	applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

•	made a general assignment for the benefit of its creditors;

•	commenced a voluntary case under the U.S. federal Bankruptcy Code;

•	filed a petition seeking to take advantage of any other law providing for the relief of debtors;

•	acquiesced in writing to any petition filed against it in an involuntary case under the Bankruptcy Code;

•	admitted in writing its inability to pay its debts generally as those debts become due;

•	taken any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing; or

•	taken any requisite corporate action for the purpose of effecting any of the foregoing;

•	a proceeding or case has been commenced, without the application or consent of Reed Elsevier Capital in any court of competent jurisdiction, seeking:

•	the liquidation, reorganization, dissolution, winding up, or composition or readjustment of Reed Elsevier Capital’s debts;

•	the appointment of a trustee, receiver, custodian, liquidator or the like in respect of Reed Elsevier Capital or in respect of all or any substantial part of its assets; or

•	similar relief, under any law providing for the relief of debtors;

and that proceeding or case has continued undismissed, or unstayed and in effect, for 90 days; or an order for relief has been entered in an involuntary case under the Bankruptcy Code against Reed Elsevier Capital and that order remains undismissed, or unstayed and in effect, for 90 days; or action under the laws of the jurisdiction of incorporation of Reed Elsevier Capital analogous to any of the foregoing has been taken with respect to Reed Elsevier Capital and has continued undismissed, or unstayed and in effect, for 90 days; and in any case described in this paragraph, the obligations of Reed Elsevier Capital under that series of debt securities have not been assumed during that 90-day period by another Component Company wholly owned by the guarantors;

•	either:

•	an order for the winding up of either of the guarantors is made and is not set aside within 90 days of the date of that order or pursuant to an appeal lodged within 90 days of the date of that order, except an order for the winding up of either of the guarantors in connection with a transaction not otherwise prohibited under “— Covenants of Reed Elsevier Capital and the Guarantors — Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	an effective resolution is passed for the winding up of either of the guarantors, except a resolution passed for the winding up of either of the guarantors in connection with a transaction not otherwise prohibited under “— Covenants of Reed Elsevier Capital and the Guarantors — Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	either of the guarantors ceases to pay its debts or ceases to carry on its business or a major part of its business, except any cessation by either of the guarantors in connection with a transaction not otherwise prohibited under “— Covenants of Reed Elsevier Capital and the Guarantors — Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	an encumbrancer takes possession, or any administrative or other receiver or any manager is appointed, of the whole or any substantial part of the undertaking or assets of either of the guarantors;

•	a distress or execution is levied or enforced upon or sued out against all or any substantial part of the property of either of the guarantors, and, in each case, is not discharged within 90 days; or

•	Reed Elsevier PLC is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, an English statute, or Reed Elsevier NV is unable to pay its debts within the meaning of Article 1 of The Netherlands Bankruptcy Code of September 30, 1893;

•	either:

•	the guarantees with respect to either of the guarantors cease to be in full force and effect for any reason whatsoever and new guarantees with respect to the guarantors of substantially the same scope as the guarantees have not come into effect or the debt securities have not been redeemed in full or funds have not been set aside for redemption; or

•	either of the guarantors contests or denies in writing the validity or enforceability of any of its obligations under the guarantees; or

•	any other event of default provided with respect to the debt securities of that series. (Section 501).

If an event of default with respect to any particular series of debt securities occurs and is continuing, the trustee for the debt securities of that series or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may exercise any right, power or remedy permitted by law and will have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount (or, in the case of discounted securities, that lesser amount as may be provided for with respect to those debt securities) of (including premium, if any, on) all the debt securities of that series to be due and payable immediately, by a notice in writing to Reed Elsevier Capital and each guarantor (and to the trustee if given by holders), and upon that declaration of acceleration that principal or that lesser amount, as the case may be, including premium, if any, together with any accrued interest and all other amounts owing will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which have been expressly waived by Reed Elsevier Capital and each guarantor. (Section 502). However, at any time after that declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee for the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502).

Holders of debt securities of any series may not enforce the indenture, the debt securities or the guarantees, except as described in the preceding paragraph; provided, that each holder of debt securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on those debt securities on their respective stated maturities as provided in the indenture. (Section 507). The trustee may require indemnity satisfactory to it before it enforces the indenture, the debt securities or the guarantees. (Section 514). Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power. (Section 512). Reed Elsevier Capital and each guarantor will furnish the trustee with an annual certificate of certain of its officers certifying, to the best of their knowledge, whether Reed Elsevier Capital or each guarantor is, or has been, in default and specifying the nature and status of that default. (Section 1004). The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities, give to the holders of the debt securities notice of any default, known to it, unless that default has been cured or waived; provided, that the trustee may withhold from holders of debt securities of any series notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of that notice is in the interest of the holders. (Section 602).

Covenants of Reed Elsevier Capital and the Guarantors

Reed Elsevier Capital and each guarantor have also agreed that, so long as any of the debt securities are outstanding, it or they, as the case may be, will comply with the obligations set forth below.

Payment of Principal, Premium (if any) and Interest.  Reed Elsevier Capital will duly and punctually pay the principal of, premium, if any, interest, if any, and all other amounts due on the debt securities in accordance with their terms and the terms of the indenture. (Section 1001).

Ownership of Reed Elsevier Capital.  The guarantors will, either individually or together, at all times own, directly or indirectly, all of the voting stock of Reed Elsevier Capital. (Section 1006).

Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets.  Neither Reed Elsevier Capital nor either of the guarantors will, directly or indirectly, consolidate, merge or amalgamate with, or sell, lease or otherwise dispose of substantially all its assets to any other person unless:

•	no event of default and no event which, after the giving of notice or lapse of time or both, would become an event of default, will exist immediately before and immediately after that transaction;

•	either:

•	Reed Elsevier Capital or either guarantor is the survivor of that transaction; or

•	if Reed Elsevier Capital or either guarantor is not the survivor, the survivor is:

•	in the case of a transaction involving Reed Elsevier Capital, a Component Company, all of whose voting stock is directly or indirectly owned by the guarantors and which is incorporated and existing under the laws of the United States or one of the States and that Component Company expressly assumes, by a supplemental indenture that is executed and delivered to the trustee, in form reasonably satisfactory to that trustee, Reed Elsevier Capital’s obligations under the debt securities, or

•	in the case of a transaction involving either of the guarantors, a corporation or other person which expressly assumes, by a supplemental indenture that is executed and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to each of those trustees, with any amendments or revisions necessary to take account of the jurisdiction in which that corporation or other person is organized (if other than the United Kingdom, in the case of Reed Elsevier PLC, or The Netherlands, in the case of Reed Elsevier NV), the applicable guarantor’s obligations under the guarantees; and

•	Reed Elsevier Capital or either guarantor has delivered to the trustee a certificate signed by two duly authorized officers of Reed Elsevier Capital or either guarantor and an opinion of counsel stating that the consolidation, merger, amalgamation, sale, lease or conveyance and the supplemental indenture evidencing the assumption by a Component Company or corporation or other person comply with the indenture and that all conditions precedent provided for in the indenture relating to that transaction have been complied with. (Section 801).

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease, the successor Component Company or person will succeed to, and be substituted for, and may exercise every right and power of, Reed Elsevier Capital or either guarantor under the indenture with the same effect as if that successor subsidiary or person has been named as Reed Elsevier Capital or either guarantor, and thereafter, except in the case of a lease, the predecessor obligor will be relieved of all obligations and covenants under the indenture, the debt securities or the related guarantees. (Section 802).

The guarantors may cause any Component Company, wholly owned by the guarantors, which is a corporation organized and existing under the laws of the United States or one of the States to be substituted for Reed Elsevier Capital, and to assume the obligations of Reed Elsevier Capital (or any corporation which has previously assumed the obligations of Reed Elsevier Capital) for the due and punctual payment of the principal of (and, premium, if any, on) and interest, if any, on the debt securities and the performance of every covenant of the indenture and the debt securities on the part of Reed Elsevier Capital to be performed or observed; provided, that:

•	that Component Company will expressly assume those obligations by a supplemental indenture, executed by that Component Company and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to that trustee, and, if that Component Company assumes those obligations, each guarantor will, in that supplemental indenture, confirm that its guarantees as guarantor will apply to that Component Company’s obligations under the debt securities and the indenture, as so modified by that supplemental indenture; and

•	immediately after giving effect to that assumption of obligations, no event of default with respect to any series of debt securities and no event which, after notice or lapse of time or both, would become an event of default, with respect to any series of debt securities will have occurred and be continuing. (Section 803).

Upon that assumption of obligations, that Component Company will succeed to, and be substituted for, and may exercise every right and power of, Reed Elsevier Capital under the indenture with respect to the debt securities with the same effect as if that Component Company had been named as the “issuer” under the indenture, and the former issuer, or any successor corporation which will therefore have become Reed Elsevier Capital in the manner prescribed in the indenture, will be released from all liability as obligor upon the debt securities. (Section 803).

If the guarantors cause any Component Company all of whose voting stock is directly or indirectly owned by them to be substituted for Reed Elsevier Capital in accordance with the terms and conditions of the debt securities, that substitution may constitute a deemed sale or exchange of the debt securities for U.S. federal income tax purposes. As a result, the holder of a debt security may recognize taxable gain or loss and may be required to include in income different amounts during the remaining term of that debt security than would have been included absent that substitution. If that substitution occurs, holders should consult their tax advisors regarding the tax consequences.

Limitations on Liens.  The guarantors will not, nor will they permit any Restricted Company to, create or assume after the date specified for a series of debt securities in the applicable prospectus supplement any Lien securing Indebtedness other than:

•	Liens securing Indebtedness for which either of the guarantors or any Restricted Company is contractually obligated on that date;

•	Liens securing Indebtedness incurred in the ordinary course of business of either of the guarantors or any Restricted Company;

•	Liens securing Indebtedness incurred in connection with the financing of receivables of either of the guarantors or any Restricted Company;

•	Liens on Property acquired or leased after that date securing Indebtedness in amounts not exceeding the acquisition cost of that Property (provided that the Lien is created or assumed within 360 days after that acquisition or lease);

•	in the case of real estate owned on or acquired after that date which, on or after that date, is improved, Liens on that real estate and/or improvements securing Indebtedness in amounts not exceeding the cost of those improvements;

•	Liens on Property acquired after that date securing Indebtedness existing on that Property at the time of that acquisition (provided that the Lien has not been created or assumed in contemplation of that acquisition);

•	Liens securing Indebtedness of a corporation at the time it becomes a subsidiary of a Component Company (provided that the Lien has not been created or assumed in contemplation of that corporation becoming a subsidiary of a Component Company);

•	rights of set-off over deposits of either of the guarantors or any Restricted Company held by financial institutions;

•	Liens on Property of either of the guarantors or any Restricted Company in favor of any governmental authority of any jurisdiction securing the obligation of that guarantor or that Restricted Company pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•	Liens securing industrial revenue, development or similar bonds issued by or for the benefit of either of the guarantors or any Restricted Company, provided that those industrial revenue, development or similar bonds are nonrecourse to either guarantor or that Restricted Company;

•	Liens in favor of either of the guarantors or of any other Component Company; and

•	extensions, renewals, refinancings or replacements of any Liens referred to above; provided, that the outstanding principal amount of the obligation secured thereby at any time is not increased above the outstanding principal amount at any previous time and so long as any extension, renewal, refinancing or replacement of any Liens is limited to the property originally encumbered. (Section 804).

Notwithstanding the provisions set forth above either of the guarantors or any Restricted Company may create or assume any Lien securing Indebtedness which would otherwise be subject to the foregoing restrictions provided that either:

•	after giving effect to the Liens, Indebtedness secured by those Liens (not including Indebtedness secured by Liens permitted above) then outstanding does not exceed 15 percent of Adjusted Total of Capital and Reserves (as defined below); or

•	at the time the Lien is created or assumed, the debt securities or the obligations of that guarantor which has created or assumed, or the obligations of both guarantors if the Lien is created or assumed by a Restricted Company, that Lien pursuant to its guarantees are equally and ratably secured with that Indebtedness for so long as that Indebtedness is secured. (Section 804).

Limitation on Sale and Leaseback Transactions.  The guarantors will not, and will not cause or permit any Restricted Company to, engage in any sale and leaseback transaction (other than a sale and leaseback transaction involving any property acquired after the date specified for a series of debt securities in the applicable prospectus supplement) unless:

•	either of the guarantors or any Restricted Company would be entitled (other than pursuant to the exceptions under “— Limitations on Liens” above) to secure Indebtedness equal to the amount realized upon the sale or transfer involved in that transaction without securing the debt securities or the guarantees; or

•	an amount equal to the fair value, as determined in good faith by the board of directors or the executive board of either guarantor or any Restricted Company, of the leased property is applied or definitively committed within 360 days of the effective date of the sale and leaseback transaction to:

•	the acquisition or construction of property other than current assets;

•	the repayment of the debt securities pursuant to their terms; or

•	the repayment of Indebtedness of either guarantor or any Restricted Company (other than Indebtedness owed to that guarantor or to any other Component Company and other than Indebtedness the payment of principal of or interest on which is contractually subordinated to the prior payment of principal of or interest on the debt securities). (Section 805).

For the purpose of these covenants and the events of default the following terms have the following respective meanings:

“Adjusted Total of Capital and Reserves” means:

•	the amount for the time being paid up on the issued share capital of Reed Elsevier PLC and Reed Elsevier NV; and

•	the amounts standing to the credit of the reserves of Reed Elsevier (being the elements of combined shareholders’ funds other than the paid up issued share capital of Reed Elsevier PLC and Reed Elsevier NV, including the balance standing to the credit of profit and loss account) as shown in the last audited combined financial statements of Reed Elsevier after making those adjustments as in the opinion of Reed Elsevier PLC’s and Reed Elsevier NV’s auditors may be appropriate, including adjustments to take account of any alterations to those reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account) or any payments up by capitalization from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of those balance sheets, less any amounts included in the reserves and appearing on those audited combined financial statements as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which those balance sheets are made up.

“Component Company” means any one of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc, Elsevier Reed Finance BV and their respective direct and indirect subsidiaries (or the successor to any of those companies).

“Indebtedness,” with respect to any person, means:

•	any obligation of that person for borrowed money;

•	any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements on the Property, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business;

•	any obligation under capitalized leases (as determined in accordance with U.K. GAAP) of that person; and

•	any direct or indirect guarantees of that person of any obligation of the type described in the preceding three paragraphs of any other person.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, lessor’s interest under a capitalized lease or analogous instrument in, of or on any Property.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision or any other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, share capital.

“Restricted Company” means any Component Company, other than one of the guarantors, substantially all of the physical properties of which are located, or substantially all of the operations of which are conducted, within the United States, the United Kingdom or The Netherlands. “Restricted Company” does not include any Component Company which is principally engaged in leasing or financing installment receivables or which is principally engaged in financing the operations of one or more Component Companies (which includes only those Component Companies in which more than 50% of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the guarantors).

“subsidiary,” with respect to any person, means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by that person. (Section 101).

Satisfaction and Discharge

Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of any particular series, the indenture provides that Reed Elsevier Capital will be discharged from its obligations under the debt securities of that series (with certain exceptions) at any time prior to the stated maturity or redemption of those debt securities when:

•	Reed Elsevier Capital has irrevocably deposited with or to the order of the trustee for the debt securities of that series, in trust:

•	sufficient funds in the currency or currency unit in which debt securities of that series are payable to pay and discharge the entire indebtedness on all of the outstanding debt securities of that series for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be; or

•	that amount of Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those Government Obligations (without consideration of any reinvestment), be sufficient to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be; or

•	that amount equal to the amount referred to in the above two paragraphs in any combination of the currency or currency unit in which debt securities of that series are payable or Government Obligations;

•	Reed Elsevier Capital or any guarantor has paid or caused to be paid all other sums payable with respect to the debt securities of that series;

•	Reed Elsevier Capital has delivered to the trustee for the debt securities of that series an opinion of counsel to the effect that:

•	Reed Elsevier Capital has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•	since the date of the indenture there has been a change in applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and certain other conditions are met. (Section 401).

Upon a discharge, the holders of the debt securities of that series will no longer be entitled to the benefits of the terms and conditions of the indenture, the debt securities and the guarantees, if any, except for certain provisions, including registration of transfer and exchange of those debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of that series, and will look for payment only to those deposited funds or obligations. (Section 401).

“Government Obligations” means securities which are:

•	direct obligations (or certificates representing an ownership interest in those obligations) of the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond Reed Elsevier Capital’s control, in which case the obligations shall be issued in US dollars) for which its full faith and credit are pledged; or

•	obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond Reed Elsevier Capital’s control, in which case the obligations shall be issued in US dollars), issued in that currency the payment of which is unconditionally guaranteed by that government as a full faith and credit obligation of that government and are not callable or redeemable at the option of Reed Elsevier Capital or either of the guarantors. (Section 101).

Supplemental Indentures

The indenture contains provisions permitting Reed Elsevier Capital, each guarantor and the trustee for the debt securities of any or all series:

•	without the consent of any holders of debt securities issued under the indenture, to enter into one or more supplemental indentures to, among other things, cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of the holders of debt securities of any particular series; and

•	with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities then outstanding and affected by the supplemental indenture, to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of those debt securities under the indenture.

However, no supplemental indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental indenture:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or the rate of interest, if any, or any premium or principal payable upon the redemption of that debt security, or change any obligation of Reed Elsevier Capital to pay additional amounts thereon or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the stated maturity, or change any place of payment where any debt security or any interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any particular series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture;

•	change any obligation of Reed Elsevier Capital and each guarantor to maintain an office or agency in the places and for the purposes specified in the indenture;

•	modify certain of the provisions of the indenture pertaining to the waiver by holders of debt securities of past defaults, supplemental indentures with the consent of holders of debt securities and the waiver by holders of each debt security of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected; or

•	change in any manner adverse to the interests of the holders of any outstanding debt securities the terms and conditions of the obligations of each guarantor in respect of the due and punctual payment of the principal (or, if the context so requires, lesser amount in the case of discounted securities) of (and premium, if any) and interest, if any, on or any additional amounts or any sinking fund payments provided in respect of that debt security. (Section 902).

Waivers

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series of debt securities issued under the indenture and affected thereby may, on behalf of the holders of those debt securities of that series, waive compliance by Reed Elsevier Capital or any guarantor with certain restrictive provisions of the indenture as pertain to the corporate existence of Reed Elsevier Capital and that guarantor, the maintenance of certain agencies by Reed Elsevier Capital and that guarantor or to the covenants described under “— Covenants of Reed Elsevier Capital and the Guarantors” above. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (and premium, if any, on) and interest, if any, on any debt security of that series or with respect to a covenant or a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 513).

Further Issuances

Reed Elsevier Capital may from time to time, without notice to or the consent of the holders of the debt securities of a series, create and issue under the indenture further debt securities ranking equally with those debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities), and those further debt securities will be consolidated and form a single series with those debt securities and will have the same terms as to status, redemption or otherwise as those debt securities.

Notices

Notices to holders of debt securities of a series will be given by mail to the addresses of holders as they appear in the applicable security register for that series.

Title

Reed Elsevier Capital, any trustees and any agent of Reed Elsevier Capital or any trustees may treat the registered owner of any debt security as its absolute owner (whether or not that debt security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

Reed Elsevier Capital and each of the guarantors has designated and appointed Henry Z. Horbaczewski, Reed Elsevier Inc., at 125 Park Avenue, 23rd floor, in the Borough of Manhattan, The City of New York, New York 10017 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the debt securities, the guarantees or the indenture which may be instituted in any federal or New York State court located in the Borough of Manhattan, City and State of New York, and has submitted (for the purposes of any suit or proceeding) to the jurisdiction of any court in that area in which any suit or proceeding is instituted. Each of Reed Elsevier PLC and Reed Elsevier NV has agreed, to the fullest extent that it lawfully may do so, that final judgment in any suit, action or proceeding brought in a court will be conclusive and binding upon it and may be enforced in the courts of the United Kingdom and The Netherlands, as the case may be (or any other courts to the jurisdiction of which it is subject).

Notwithstanding the foregoing, any actions arising out of or relating to the debt securities, the guarantees or the indenture may be instituted by the trustees or the holder of any debt security of a series in any competent court in the United Kingdom, The Netherlands or other competent jurisdiction.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will have no obligations other than the performance of those duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs. (Section 601).

TAXATION

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences to you of the purchase, ownership and disposition of debt securities as of the date hereof. Except where noted, this summary deals only with debt securities that are held as capital assets and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a regulated investment company;

•	a real estate investment trust;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding debt securities as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person who is an investor in a partnership or other pass-through entity;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax; or

•	a U.S. Holder (as defined below) whose “functional currency” is not the US dollar.

In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a Non-U.S. Holder (as defined below) subject to special treatment under the U.S. federal income tax laws (including if you are a “controlled foreign corporation,” “passive foreign investment company” or United States expatriate).

The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as indebtedness of Reed Elsevier Capital and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. We will summarize any special U.S. federal income tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement.

If a partnership holds our debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, you should consult your tax advisors.

If you are considering the purchase of the debt securities, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of the debt securities.

Certain consequences to “Non-U.S. Holders” of the debt securities, which are beneficial owners of debt securities (other than partnerships) that are not U.S. Holders, are described under “— Consequences to Non-U.S. Holders” below.

“U.S. Holder” means a beneficial owner of a debt security that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Colombia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Payments of Interest.  Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount.  If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest. The accruals of OID on an original issue discount debt security will generally be less in the early years and more in the later years.

The amount of OID that you must include in income if you are the initial U.S. Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The accrual period for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period; over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

You should refer to the discussion below under “Foreign Currency Debt Securities” for additional rules applicable to original issue discount debt securities that are denominated in or determined by reference to a specified currency other than the US dollar. The discussion above generally does not address debt securities providing for contingent payments that do not constitute qualified stated interest. You should carefully examine the applicable prospectus supplement regarding the U.S. federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments that do not constitute qualified stated interest.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the U.S. Internal Revenue Service (“IRS”). You should consult with your own tax advisors about this election.

Short-Term Debt Securities.  In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method U.S. Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount.  If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a security-by-security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisor before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium, Amortizable Bond Premium.  If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (1) you will exercise or not exercise options in a manner that maximizes your yield, and (2) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities.  Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Except as otherwise described herein with respect to:

•	certain short-term debt securities;

•	market discount;

•	gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities; or

•	contingent payment debt instruments, which this summary generally does not discuss,

that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Interest.  If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the US dollar value of the amount received, determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into US dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the US dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the “spot rate” on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five days of the end of the accrual period.

Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the US dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received) and the US dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount.  OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into US dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the US dollar value of the accrued OID (determined in the same manner as for accrued interest) and the US dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium.  The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into US dollars at the “spot rate” on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into US dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between “spot rates” at such time and the time of acquisition of the foreign currency debt security.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into US dollars at the “spot rate” on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement.  Your initial tax basis in a foreign currency debt security will generally be the US dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, your initial tax basis in the foreign currency debt security will be determined by translating the foreign currency amount paid into US dollars on the settlement date of the purchase. An accrual method taxpayer may elect the same treatment with respect to foreign currency debt securities traded on an established securities market, provided that the election is applied consistently. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in US dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

For purposes of determining the amount of any gain or loss you recognize on the sale, exchange, retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition will be the US dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income), determined at the time of the sale, exchange, retirement or other disposition. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, the amount realized is determined by translating the foreign currency received into US dollars on the settlement date of the sale, exchange, retirement or other disposition. An accrual method taxpayer may elect the same treatment with respect to foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

Your tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will generally be the US dollar value thereof at the “spot rate” at the time you receive such foreign currency. As discussed above, however, if the foreign currency debt securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the US dollar value of the foreign currency received upon a sale, exchange, retirement or other disposition of a foreign currency debt security by translating the foreign currency received at the “spot rate” on the settlement date of the sale, exchange, retirement or other disposition. In such case, your tax basis in the foreign currency received would be equal to the “spot rate” of exchange on the settlement date. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

Dual Currency Debt Securities.  If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. Applicable Treasury Regulations generally:

•	apply the principles contained in regulations governing contingent debt instruments to dual currency debt securities in the “predominant currency” of the dual currency debt securities; and

•	apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into US dollars.

If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Reportable Transactions.  Treasury Regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that will apply to you if you are a Non-U.S. Holder of debt securities.

U.S. Federal Withholding Tax.  The 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on debt securities under the “portfolio interest” rule, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Reed Elsevier Capital within the meaning of the Code and U.S. Treasury Regulations;

•	you are not a controlled foreign corporation that is related to Reed Elsevier Capital through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the U.S. Treasury Regulations thereunder; and

•	either (1) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries or certain foreign partnerships, and you satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

U.S. Federal Income Tax.  If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although exempt from the 30% withholding tax, provided the certification requirements discussed above under “— U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to U.S. federal income tax on any gain realized on the disposition of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax.  Your estate will not be subject to U.S. federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “— U.S. Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders.  In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders.  Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person, and we have received from you the statement described above in the sixth bullet point under “— Consequences to Non-U.S. Holders — U.S. Federal Withholding Tax.”

In addition, information reporting and backup withholding will not apply to the proceeds of the sale of a debt security made within the United States or conducted through certain U.S. related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

United Kingdom and Netherlands Tax Considerations

The following summaries are based on the current law and practice of the United Kingdom and The Netherlands, which are subject to changes that could prospectively or retrospectively or adversely affect the stated tax consequences. Prospective holders of debt securities who may be in any doubt as to their respective tax positions should consult their own professional advisors.

United Kingdom Tax Considerations

Although the position is not clear, we believe, based on a consideration of the reported cases, that any payments of interest made by Reed Elsevier PLC under its guarantee will not be subject to United Kingdom withholding tax. However, if there is a United Kingdom withholding tax liability, then, assuming each beneficial owner of a debt security is a person who satisfies the relevant conditions for exemption from United Kingdom tax under any applicable income tax treaty and provided Reed Elsevier PLC has received a direction to pay gross from the United Kingdom Centre for Non-Residents, all payments to be made by Reed Elsevier PLC under the guarantee may be made free and clear of and without deductions for or on account of any taxes, levies, imposts, duties, charges, assessments, fees or withholdings of any kind under the laws of the United Kingdom. No direction will be given by the United Kingdom Financial Centre for

Non-Residents unless relevant forms have been completed by the relevant holder of a debt security and certified by the appropriate tax office applicable to the holder. See “Description of the Debt Securities and Guarantees — Payment of Additional Amounts” above for a description of the circumstances under which Reed Elsevier PLC would be required to pay additional amounts.

Netherlands Tax Considerations

All payments by Reed Elsevier Capital or Reed Elsevier NV, as guarantor, as the case may be, of principal of and interest on the debt securities may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority of The Netherlands.

European Union Tax Considerations

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a directive on the taxation of savings income under which member states will be required, if a number of important conditions are met and from July 1, 2005, to provide the tax authorities of other member states with details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual in another member state, except that, for a transitional period, Austria, Belgium and Luxembourg will instead impose (unless during that period they elect otherwise) a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

PLAN OF DISTRIBUTION

Reed Elsevier Capital may sell all or part of the debt securities from time to time on terms determined at the time those debt securities are offered for sale to or through underwriters or through selling agents, and also may sell those debt securities directly to other purchasers. The names of those underwriters or selling agents used in connection with the offer and sale of any series of debt securities will be set forth in the applicable prospectus supplement.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. If underwriters are used in the sale of debt securities, debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Those debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those debt securities if any of those debt securities are purchased.

In connection with the sale of debt securities, underwriters may receive compensation from Reed Elsevier Capital or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from Reed Elsevier Capital and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation received from Reed Elsevier Capital will be described in the prospectus supplement.

Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with Reed Elsevier Capital, to indemnification by Reed Elsevier Capital against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, selling agents and other persons may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered by this prospectus are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for the debt securities.

In order to facilitate the offering of the debt securities, any underwriters or agents involved in the offering of debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other debt securities the prices of which may be used to determine payments on those debt securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position in debt securities for their own account. In addition, to cover overallotments or to stabilize the price of debt securities or other securities, the underwriters or agents may bid for, and purchase, debt securities or any other securities in the open market. Finally, in any offering of debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing any debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

Certain legal matters relating to the debt securities and the guarantees will be passed upon for Reed Elsevier Capital, Reed Elsevier PLC and Reed Elsevier NV by Simpson Thacher & Bartlett LLP, New York, New York and for the underwriters, if any, by Cravath, Swaine & Moore LLP, New York, New York. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely upon the opinions of Freshfields Bruckhaus Deringer LLP, English solicitors for Reed Elsevier PLC and Netherlands counsel to Reed Elsevier NV, as to applicable matters of English law and Netherlands law, respectively.

EXPERTS

Our combined financial statements and related financial statement schedule for the year ended December 31, 2007 filed on Form 6-K on November 26, 2008, incorporated by reference in this prospectus have been audited by Deloitte Accountants B.V., Amsterdam, The Netherlands, independent auditors, and Deloitte & Touche LLP, London, United Kingdom, independent registered public accounting firm, as stated in their joint report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance on those firms’ joint report, given upon the authority of those respective firms as experts in accounting and auditing.

The consolidated financial statements of Reed Elsevier PLC for the year ended December 31, 2007 filed on Form 6-K on November 26, 2008, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, London, United Kingdom, independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance on that firm’s report, given upon their authority as experts in accounting and auditing.

The financial statements of Reed Elsevier NV for the year ended December 31, 2007 filed on Form 6-K on November 26, 2008, incorporated by reference in this prospectus have been audited by Deloitte Accountants B.V., Amsterdam, The Netherlands, independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon that firm’s report, given upon their authority as experts in accounting and auditing.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the memorandum and articles of association of Reed Elsevier PLC or Reed Elsevier NV or any contract, arrangement or statute under which any director or officer of Reed Elsevier PLC or Reed Elsevier NV is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Article 233 of Reed Elsevier PLC’s Articles of Association provides:

“Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.”

Section 232 of the Companies Act 2006 provides as follows:

“Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by:

(a)	purchasing and maintaining for a director of the company insurance against any such liability,

(b)	from indemnifying the director against liability incurred by the director to a person other than the company or an associated company ( a “qualifying third party indemnity provision”), or

(c)	from indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme (a “qualifying pension scheme indemnity provision”).

This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Reed Elsevier Capital Inc.’s Certificate of Incorporation eliminates a director’s personal liability for monetary damages to Reed Elsevier Capital Inc. and its stockholders arising from a breach of a director’s fiduciary duty, except:

•	for liability with respect to an illegal dividend or stock repurchase under Section 174 of the Delaware General Corporation Law;

•	for liability for a breach of the director’s duty of loyalty to Reed Elsevier Capital Inc. or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any transaction in which the director derived an improper personal benefit.

The effect of this provision in the Certificate or Incorporation is to eliminate the rights of Reed Elsevier Capital Inc. and its stockholders (through stockholders’ derivative suits on behalf of Reed Elsevier Capital Inc.) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

Article V of Reed Elsevier Capital Inc.’s By-Laws provides:

“To the fullest extent permitted by the Delaware General Corporation law, the Corporation shall indemnify any current or former Director or Officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”

Section 145 of the Delaware General Corporation Law permits corporations to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Article 31.2 of the Articles of Association of Reed Elsevier NV provides:

“At the General Meeting of Shareholders at which it is resolved to adopt the annual accounts, separate proposals can be brought up for discussion concerning release of the Executive Board members and of the Supervisory Board members from liability for the performance of their respective duties, insofar as the exercise of their duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts. The scope of a granted release from liability is subject to statutory restrictions.”

Under Netherlands law, this discharge is not absolute and would not be effective as to any matters not disclosed to the company’s shareholders.

The Articles of Association of Reed Elsevier NV contain provisions under which the members of its executive board or the members of its supervisory board are indemnified against liabilities which such individuals may incur in their respective capacities. Article 29A of the Articles of Association of Reed Elsevier NV (the “Company”) provides as follows:

“29A.1  To the extent permissible by law, the Company shall indemnify and hold harmless each sitting and former member of the executive board (the “Executive Board”) and of the supervisory board (the “Supervisory Board”) (each of them, for the purpose of this Article 29A only, an “Indemnified Person”), against the financial consequences of any and all liabilities, claims, judgements, fines, expenses and penalties incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or its group companies (the “Group Companies”), in relation to acts or omissions of the Indemnified Person performed or committed in that person’s capacity of member of the Executive Board or of the Supervisory Board or a capacity relating thereto (“Claims”). The body of the Company consisting of the Supervisory Board and Executive Board (the “Combined Board”) may submit such indemnification and obligation to hold harmless to reasonable conditions as to the acts and omissions of the Indemnified Person for the purpose of limiting damages and with respect to the provision of information. Claims will include derivative actions brought on behalf of the Company or its Group Companies against the Indemnified Person and claims by the Company (or any of its Group

Companies) itself for reimbursement for claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

29A.2  The Indemnified Person will not be indemnified with respect to Claims in so far as they relate to the gaining in fact of personal profits, advantages or remuneration to which he was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for wilful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

29A.3  Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such Expenses if a competent Court in an irrevocable judgement should determine that he is not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

29A.4  Also in case of a Legal Action against the Indemnified Person by the Company itself or its Group Companies, the Company will settle or reimburse to the Indemnified Person his reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such fees and costs if a competent Court in an irrevocable judgement should resolve the Legal Action in favour of the Company or the relevant Group Company rather than the Indemnified Person.

29A.5  The indemnity contemplated by this Article 29A shall not apply to the extent Claims and Expenses are reimbursed by insurers.

29A.6  The Company will provide for and bear the cost of adequate insurance covering Claims against Executive Board members and Supervisory Board members (D&O insurance), unless such insurance cannot be obtained at reasonable terms.

29A.7  This Article 29A can be amended without the consent of the Indemnified Persons as such. However, the indemnification and obligation to hold harmless provided herein shall nevertheless continue to apply to Claims and/or Expenses incurred in relation to the acts or omissions by the Indemnified Person during the periods in which this clause was in effect.”

Officers and, possibly, members or the executive board and supervisory board or Reed Elsevier NV will, under the laws of The Netherlands, be entitled to indemnification as subordinate for liabilities incurred vis-à-vis third parties in the execution and discharge of their duties unless such officer or member of the executive board or supervisory board acted willfully or recklessly.

Any underwriters of securities registered on this registration statement will each agree, severally, to indemnify the directors and officers of Reed Elsevier PLC, Reed Elsevier Capital Inc. and Reed Elsevier NV who sign the registration statement and their authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

In addition, Reed Elsevier PLC, Reed Elsevier Capital Inc. and Reed Elsevier NV have each obtained directors’ and officers’ insurance coverage, which subject to policy terms and limitations, includes coverage to reimburse each company for amounts that it may be required or permitted by law to pay directors or officers.

Item 9.	Exhibits.

Exhibit
Number	Exhibit Description

1	Form of Underwriting Agreement*
4.1	Indenture dated May 9, 1995 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier N.V., as Guarantors, and The Chase Manhattan Bank, N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997)
4.2	Supplemental Indenture No. 1 dated May 9, 1995 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier NV, Elsevier I BV as Guarantors, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.3	Supplemental Indenture No. 2 dated June 3, 1998 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier NV, Elsevier I BV as Guarantors, and The Chase Manhattan Bank as Trustee (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.4	Third Supplemental Indenture dated February 21, 2001 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C. and Elsevier NV as Guarantors, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.5	Fourth Supplemental Indenture dated July 31, 2001 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C and Elsevier NV as Guarantors, The Chase Manhattan Bank, as Trustee, The Chase Manhattan Bank, London Branch, as London Paying Agent, and Chase Manhattan Bank Luxembourg S.A. as Luxembourg Paying Agent
4.6	Form of Note (global registered form) (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form F-1, File No. 333-91126, filed with the SEC on May 1, 1995)
4.7	Form of Note (definitive form) (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form F-1, File No. 333-91126, filed with the SEC on May 1, 1995)
4.8	Calculation Agency Agreement, dated as of May 9, 1995, among Reed Elsevier Capital Inc. Reed International P.L.C, Elsevier NV and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997)
5.1	Opinion of Simpson Thacher & Bartlett LLP*
5.2	Opinion of Freshfields Bruckhaus Deringer LLP as to U.K. law*
5.3	Opinion of Freshfields Bruckhaus Deringer LLP as to Netherlands law*
23.1	Consent of Simpson Thacher & Bartlett LLP
23.2	Consent of Freshfields Bruckhaus Deringer LLP as to U.K. law
23.3	Consent of Freshfields Bruckhaus Deringer LLP as to Netherlands law
23.4	Independent registered public accounting firm’s consent — Reed Elsevier audited combined financial statements
23.5	Independent registered public accounting firm’s consent — Reed Elsevier PLC audited consolidated financial statements
23.6	Independent registered public accounting firm’s consent — Reed Elsevier NV audited consolidated financial statements
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of eligibility of Trustee

*	To be filed by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on November 26, 2008.

REED ELSEVIER PLC
Registrant

By:	/s/ Sir Crispin Davis
Sir Crispin Davis
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Stephen J. Cowden, Leslie Dixon and Henry Z. Horbaczewski and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities indicated below on November 26, 2008.

REED ELSEVIER PLC

Signature	Title

/s/ Sir Crispin Davis Sir Crispin Davis	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Mark Armour Mark Armour	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Gerard van de Aast Gerard van de Aast	Director

/s/ Mark Elliott Mark Elliott	Director

/s/ Erik Engstrom Erik Engstrom	Director

/s/ Johannes Hommen Johannes Hommen	Chairman and Director

/s/ Lisa Hook Lisa Hook	Director

/s/ Robert Polet Robert Polet	Director

/s/ Andrew Prozes Andrew Prozes	Director

/s/ David Reid David Reid	Director

Lord Sharman of Redlynch	Director

/s/ Henry Z. Horbaczewski Henry Z. Horbaczewski	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on November 26, 2008.

REED ELSEVIER NV
Registrant

By:	/s/ Sir Crispin Davis
Sir Crispin Davis
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Stephen J. Cowden, Leslie Dixon and Henry Z. Horbaczewski and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities indicated below on November 26, 2008.

REED ELSEVIER NV

Signature	Title

/s/ Sir Crispin Davis Sir Crispin Davis	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Mark Armour Mark Armour	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Gerard van de Aast Gerard van de Aast	Director

/s/ Mark Elliott Mark Elliott	Director

/s/ Erik Engstrom Erik Engstrom	Director

/s/ Johannes Hommen Johannes Hommen	Chairman and Director

/s/ Lisa Hook Lisa Hook	Director

/s/ Robert Polet Robert Polet	Director

/s/ Andrew Prozes Andrew Prozes	Director

/s/ David Reid David Reid	Director

Lord Sharman of Redlynch	Director

Dien de Boer-Kruyt	Director

/s/ Henry Z. Horbaczewski Henry Z. Horbaczewski	Authorized U.S. Representative

Exhibit Index

Exhibit
Number	Exhibit Description

1	Form of Underwriting Agreement*
4.1	Indenture dated May 9, 1995 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier N.V., as Guarantors, and The Chase Manhattan Bank, N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997)
4.2	Supplemental Indenture No. 1 dated May 9, 1995 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier NV, Elsevier I BV as Guarantors, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.3	Supplemental Indenture No. 2 dated June 3, 1998 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C., Elsevier NV, Elsevier I BV as Guarantors, and The Chase Manhattan Bank as Trustee (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.4	Third Supplemental Indenture dated February 21, 2001 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C. and Elsevier NV as Guarantors, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001)
4.5	Fourth Supplemental Indenture dated July 31, 2001 among Reed Elsevier Capital Inc., as Issuer, Reed International P.L.C and Elsevier NV as Guarantors, The Chase Manhattan Bank, as Trustee, The Chase Manhattan Bank, London Branch, as London Paying Agent, and Chase Manhattan Bank Luxembourg S.A. as Luxembourg Paying Agent
4.6	Form of Note (global registered form) (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form F-1, File No. 333-91126, filed with the SEC on May 1, 1995)
4.7	Form of Note (definitive form) (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form F-1, File No. 333-91126, filed with the SEC on May 1, 1995)
4.8	Calculation Agency Agreement, dated as of May 9, 1995, among Reed Elsevier Capital Inc. Reed International P.L.C, Elsevier NV and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997)
5.1	Opinion of Simpson Thacher & Bartlett LLP*
5.2	Opinion of Freshfields Bruckhaus Deringer LLP as to U.K. law*
5.3	Opinion of Freshfields Bruckhaus Deringer LLP as to Netherlands law*
23.1	Consent of Simpson Thacher & Bartlett LLP
23.2	Consent of Freshfields Bruckhaus Deringer LLP as to U.K. law
23.3	Consent of Freshfields Bruckhaus Deringer LLP as to Netherlands law
23.4	Independent registered public accounting firm’s consent — Reed Elsevier audited combined financial statements
23.5	Independent registered public accounting firm’s consent — Reed Elsevier PLC audited consolidated financial statements
23.6	Independent registered public accounting firm’s consent — Reed Elsevier NV audited consolidated financial statements
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of eligibility of Trustee

*	To be filed by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended.